                                                                    Exhibit 3(a)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NEW VALLEY CORPORATION

                  1. The name of the corporation (which is hereinafter referred to as the "Corporation") is New Valley Corporation.

                  2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 20, 1996 under the name of NV Merger Sub Inc.

                  3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a stockholder meeting on May 21, 1999 and duly acknowledged and executed by the officers of the Corporation in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation, as previously restated and amended, and shall, as it may thereafter be amended in accordance with its terms and by law, be the Amended and Restated Certificate of Incorporation of the Corporation.

                  4. Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the DGCL: (i) the total number of Common Shares, par value $.01 per share (the "Common Shares"), of which the Corporation shall have the authority to issue shall be reduced from 850,000,000 to 100,000,000; (ii) each $15.00 Class A Increasing Rate Cumulative Senior Preferred Share ($100 Liquidation Value), par value $.01 per share (the "Class A Senior Preferred Shares"), issued and outstanding immediately prior to the Effective Time shall be reclassified as, and changed into, one validly issued, fully paid and non-assessable Class D Redeemable Preferred Share ($.01 Liquidation Value), par value $.01 per share, authorized by Article THIRD of this Amended and Restated Certificate of Incorporation (the "Class D Preferred Shares"); (iii) each $3.00 Class B Cumulative Convertible Preferred Share, par value $.10 per share (the "Class B Preferred Shares"), issued and outstanding immediately prior to the Effective Time shall be reclassified as, and changed into, one validly issued, fully paid and non-assessable Class E Redeemable Preferred Share ($.01 Liquidation Value), par value $.01 per share, authorized by Article THIRD of this Amended and Restated Certificate of Incorporation (the "Class E Preferred Shares"); (iv) each Common Share issued and outstanding immediately prior to the Effective Time shall be reclassified as, and changed into, one validly issued, fully paid and non-assessable Class F Redeemable





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Preferred Share ($.01 Liquidation Value), par value $.01 per share, authorized by Article THIRD of this Amended and Restated Certificate of Incorporation (the "Class F Preferred Shares"); and (v) all Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares held in the treasury of the Corporation shall be retired. Each certificate that theretofore represented a share or shares of Class A Senior Preferred Shares, Class B Preferred Shares or Common Shares shall thereafter represent that number of shares of Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, respectively, into which the share or shares of Class A Senior Preferred Shares, Class B Preferred Shares or Common Shares, as applicable, represented by such certificate shall have been reclassified.

                  5. The text of the Certificate of Incorporation of the Corporation, as previously restated and amended, is hereby amended and restated to read in its entirety as follows:

FIRST:  The name of the Corporation is New Valley Corporation.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

THIRD: The aggregate number of shares which the Corporation shall have the authority to issue shall consist of (i) 10,000,000 shares, par value $1.00 per share, designated as Class C Preferred Shares (the "Class C Preferred Shares"),
(ii) 1,100,000 shares, par value $.01 per share, designated as Class D Redeemable Preferred Shares (the "Class D Preferred Shares"), (iii) 3,000,000 shares, par value $.01 per share, designated as Class E Redeemable Preferred Shares (the "CLASS E PREFERRED SHARES"), (iv) 10,000,000 shares, par value $.01 per share, designated as Class F Redeemable Preferred Shares (the "CLASS F PREFERRED SHARES") and (v) 100,000,000 shares, par value $.01 per share, designated as Common Shares (the "Common Shares").

The rights, preferences and limitations of said classes of stock are as follows:

                          A. CLASS C PREFERRED SHARES

                  (i) ISSUANCE AND DESIGNATION. The Class C Preferred Shares may be issued from time to time by the Board of Directors as shares of one or more series of Class C Preferred Shares, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

                           (1) The distinctive serial designation of such series which shall distinguish it from other series;

                           (2) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

                           (3) The annual dividend rate (or method of determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;





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                           (4) Whether dividends on the shares of such series
         shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                           (5) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (6) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

                           (7) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

                           (8) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of preferred shares, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

                           (9) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66-2/3% of all Class C Preferred Shares, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Amended and Restated Certificate of Incorporation; and

                           (10) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

                  (ii) RANKING. All Class C Preferred Shares (a) shall rank senior to the Class D Preferred Shares, Class E Preferred Shares, Class F Preferred Shares and Common Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (b) shall be of equal rank regardless of series. The shares of any one series of the Class C Preferred Shares shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of the Class C Preferred Shares shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such





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distribution if all sums payable were discharged in full. All Class C Preferred
Shares redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored the status of authorized but unissued Class C Preferred Shares undesignated as to series.

                          B. CLASS D PREFERRED SHARES

                   (i) RANKING. All Class D Preferred Shares (a) shall rank junior to the Class C Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall rank senior to the Common Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (c) shall rank PARI PASSU with the Class E Preferred Shares and Class F Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. All Class D Preferred Shares redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and may not be reissued. Upon the automatic redemption of the Class D Preferred Shares by the Corporation pursuant to paragraph (iv) below, the Class D Preferred Shares so redeemed shall not be reissued by the Corporation and shall be removed from the Corporation's Amended and Restated Certificate of Incorporation.

                  (ii) DIVIDEND RATE. The holders of Class D Preferred Shares shall not be entitled to receive dividends.

                  (iii) PREFERENCE ON LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after the stated amounts payable in such event on shares ranking senior to the Class D Preferred Shares shall have been paid in full or provision for payment thereof shall have been made, the holders of Class D Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount equal to $.01 per share (which amount is hereinafter referred to as the "liquidation amount").

                  If such payment shall have been made in full to all holders of Class D Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective number of shares. For the purpose of this paragraph (iii), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless any junior stock is redeemed or receives payment in cash or securities senior to the Class D Preferred Shares.

                  (iv) REDEMPTION. Immediately following the Effective Time, each Class D Preferred Share shall automatically be redeemed for 20 Common Shares and one warrant, which warrant shall entitle the holder thereof to purchase one Common Share and which warrant shall have the form specified in, and be subject to, the provisions of the Warrant Agreement, dated as of June 4, 1999, between the Corporation and American Stock Transfer & Trust Company, as warrant agent (each, a "Warrant" and together, the "Warrants").







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                  (v) VOTING RIGHTS. The holders of Class D Preferred Share
shall not be entitled to any voting rights, except as required by law.

                  (vi) DEFINITIONS. As used herein with respect to the Class D Preferred Shares, the following term shall have the following meaning:

                  The term "junior stock" shall mean the Common Shares and any other class or series of shares of the Corporation hereafter authorized over which Class D Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  (vii) OTHER. The Class D Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

                          C. CLASS E PREFERRED SHARES

                   (i) RANKING. All Class E Preferred Shares (a) shall rank junior to the Class C Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall rank senior to the Common Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (c) shall rank PARI PASSU with the Class D Preferred Shares and Class F Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. All Class E Preferred Shares redeemed, converted, purchased or otherwise acquired by the Corporation shall be cancelled and may not be reissued. Upon the automatic redemption of the Class E Preferred Shares by the Corporation pursuant to paragraph (iv) below, the Class E Preferred Shares so redeemed shall not be reissued by the Corporation and shall be removed from the Corporation's Amended and Restated Certificate of Incorporation.

                  (ii) DIVIDEND RATE. The holders of Class E Preferred Shares shall not be entitled to receive dividends.

                  (iii) PREFERENCE ON LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after the stated amounts payable in such event on shares ranking senior to the Class E Preferred Shares shall have been paid in full or provision for payment thereof shall have been made, the holders of Class E Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount equal to $.01 per share (which amount is hereinafter referred to as the "liquidation amount").

                  If such payment shall have been made in full to all holders of Class E Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective





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rights and preferences and in each case according to their respective number of shares. For the purpose of this paragraph (iii), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless any junior stock is redeemed or receives payment in cash or securities senior to the Class E Preferred Shares.

                  (iv) REDEMPTION. Immediately following the Effective Time, each Class E Preferred Share shall automatically be redeemed for 1/3 of a Common Share and five Warrants; however, no fractional Common Shares will actually be issued, but rather such fractional Common Shares, if any, will be bundled and sold in accordance with the Corporation's proxy statement/prospectus dated April 14, 1999 filed with the Securities and Exchange Commission (the "1999 PROXY STATEMENT").

                  (v) VOTING RIGHTS. The holders of Class E Preferred Share shall not be entitled to any voting rights, except as required by law.

                  (vi) DEFINITIONS. As used herein with respect to the Class E Preferred Shares, the following term shall have the following meaning:

                  The term "junior stock" shall mean the Common Shares and any other class or series of shares of the Corporation hereafter authorized over which Class E Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  (vii) OTHER. The Class E Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

                          D. CLASS F PREFERRED SHARES

                   (i) RANKING. All Class F Preferred Shares (a) shall rank junior to the Class C Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall rank senior to the Common Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (c) shall rank PARI PASSU with the Class D Preferred Shares and Class E Preferred Shares in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. All Class F Preferred Shares redeemed, converted, purchased or otherwise acquired by the Corporation shall be cancelled and may not be reissued. Upon the automatic redemption of the Class F Preferred Shares by the Corporation pursuant to paragraph (iv) below, the Class F Preferred Shares so redeemed shall not be reissued by the Corporation and shall be removed from the Corporation's Amended and Restated Certificate of Incorporation.

                  (ii) DIVIDEND RATE. The holders of Class F Preferred Shares shall not be entitled to receive dividends.






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                  (iii) PREFERENCE ON LIQUIDATION, ETC. In the event of any
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after the stated amounts payable in such event on shares ranking senior to the Class F Preferred Shares shall have been paid in full or provision for payment thereof shall have been made, the holders of Class F Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount equal to $.01 per share (which amount is hereinafter referred to as the "liquidation amount").

                  If such payment shall have been made in full to all holders of Class F Preferred Shares, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective number of shares. For the purpose of this paragraph (iii), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless any junior stock is redeemed or receives payment in cash or securities senior to the Class F Preferred Shares.

                  (iv) REDEMPTION. Immediately following the Effective Time, each Class F Preferred Share shall automatically be redeemed for 1/10 of a Common Share and 3/10 of a Warrant; however, no fractional Common Shares or Warrants will actually be issued, but rather such fractional Common Shares and Warrants, if any, will be bundled and sold in accordance with the 1999 Proxy Statement.

                  (v) VOTING RIGHTS. The holders of Class F Preferred Share shall not be entitled to any voting rights, except as required by law.

                  (vi) DEFINITIONS. As used herein with respect to the Class F Preferred Shares, the following term shall have the following meaning:

                  The term "junior stock" shall mean the Common Shares and any other class or series of shares of the Corporation hereafter authorized over which Class F Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  (vii) OTHER. The Class F Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

                                E. COMMON SHARES

                  (i) RANKING. Subject to the rights of shares ranking senior to the Common Shares, dividends may be paid upon the Common Shares, when and as declared by the Board of Directors, but only out of funds legally available therefor.

                  (ii) LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after the stated amounts payable in such event on shares ranking senior to the Common Shares shall have been paid in full or provision





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for the payment thereof shall have been made, the remaining net assets of the
Corporation shall be distributed pro rata to the holders of Common Shares.

                  (iii) VOTING RIGHTS. Except as otherwise provided by law or as otherwise expressly provided herein or in the certificate of amendment required by law with respect to any series of shares established by the Board of Directors, the holders of the Common Shares shall have the exclusive right to vote for the election of directors and for all other purposes.

FOURTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

FIFTH: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

SIXTH: By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation by the vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present.

SEVENTH: The Corporation shall, to the fullest extent now or hereafter authorized or permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement and expenses (including attorneys' fees, costs and charges) incurred as a result of such action, suit or proceeding, or appeal therein. The Corporation may indemnify any person (including a person entitled to indemnification pursuant to the previous sentence) to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent now or hereafter permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the DGCL, or any other law, or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that this Article SEVENTH authorizes the creation of other rights in any such manner. The rights to indemnification set forth in this Article SEVENTH shall not be exclusive of any other rights to which any person






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may now or hereafter be entitled under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law, agreement, contract, resolution, vote of shareholders or otherwise. No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of any person the Corporation has agreed to indemnify existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the DGCL and will become effective as of the close of business on June 4, 1999.




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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Executive Vice President and General Counsel who hereby acknowledges under penalties of perjury that the facts stated herein are true and that this Amended and Restated Certificate of Incorporation is the Corporation's act and deed, this 4th day of June, 1999.


                                        NEW VALLEY CORPORATION



                                        By: /s/ Richard J. Lampen
                                            -----------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President and
                                                   General Counsel




Attest: /s/ Marc N. Bell
        ------------------------------------
         Name:  Marc N. Bell
         Title: Vice President and Secretary





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